Exhibit 10.2

To:	(“Grantee”)

Date of Notice:

NOTICE AND ACCEPTANCE OF SHARE-BASED AWARDS

[Template Form]

Nordson Corporation, an Ohio corporation (the “Company”), grants to you, the Grantee named above, in accordance with the terms of Nordson Corporation 2012 Stock Incentive and Award Plan (the “Plan”) and this Notice and Acceptance of Share-Based Awards (“Notice”) the following awards:

Award Type	Date of Grant	# of Shares/Units[1]	Exercise Price	Vesting Date[2]

Stock Option			$[ ] per Share	Equal annual installments on each of the first four anniversaries of the Date of Grant

Restricted Shares			N/A	Equal annual installments on each of the first three anniversaries of the Date of Grant

Performance Share Units			N/A	At the end of the three year Performance Period, which commences [ ] and ends [ ]

[1]	Number of Performance Share Units are at target performance.
[2]

Fractional Shares or Units will be subject to rounding conventions adopted by the Company from time to time; provided that in no event will the total Shares or Units issued exceed the total Shares or Units granted under the award.

I.	Terms of Grant. See Appendix A to this Notice.

II.	Impact of Termination of Employment on Vesting and Life of Awards. See Appendix B to this Notice.

III.	Performance Objectives (applicable to Performance Share awards only). Your right to receive payment of all or any portion of the Performance Shares shall be contingent upon the achievement of certain performance objectives established by the Compensation Committee of the Board (the “Committee”), as the case may be, as set forth below (the “Performance Objectives”). The achievement of the Performance Objectives will be measured during the Performance Period set forth above. The Performance Objectives for the Performance Period are:

[insert applicable performance objectives here]

IV.	Other Terms.

a.	No Employment Contract. Nothing contained in this Notice shall confer upon you any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate your employment or adjust your compensation.

b.	Relation to Other Benefits. Any economic or other benefit to you under this Notice or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

Exhibit 10.2

To:	(“Grantee”)

Date of Notice:

c.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the awards; provided that, notwithstanding any other provision of this Notice, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Notice if the delivery thereof would result in a violation of any such law or listing requirement.

d.	Amendments. Subject to the terms of the Plan, the Committee may modify this Notice upon written notice to you. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Notice shall adversely affect your rights under this Notice without your consent unless the Committee determines, in good faith, that such amendment is required for the Notice to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.

e.	Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

f.	Relation to Plan. This Notice (along with Appendix A and Appendix B) is subject to the terms and conditions of the Plan and, together with the Plan, contain the entire understanding of the parties with respect to the subject matter contained in this Notice, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. Capitalized terms used herein (and the related Appendix A and Appendix B) without definition shall have the meanings assigned to them in the Plan.

g.	Successors and Assigns. The provisions of this Notice shall inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

h.	Governing Law. The interpretation, performance, and enforcement of this Notice shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

i.	Electronic Delivery. You hereby consent and agree to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. You have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. You also hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that your electronic response or signature is the same as, and shall have the same force and effect as your manual signature.

Exhibit 10.2

To:	(“Grantee”)

Date of Notice:

j.	Tax Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with a Stock Option exercise, the vesting of Restricted Shares or the settlement of Performance Shares, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable or vested with a value equal to the required withholding (based on the Fair Market Value of the Shares on the applicable date); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Notwithstanding the foregoing, you may elect, in accordance with procedures adopted by the Company from time to time, to either (i) pay or provide for payment of the required tax withholding, or (ii) have the required tax withholding deducted from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to you (other than deferred compensation subject to Section 409A of the Code); provided that the Company may require the use of one or both of these methods in the event that the Company or any Subsidiary is required to withhold taxes at any time other than upon delivery or vesting of the Shares (for example, if you defer the Shares under a Company deferred compensation plan.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed on its behalf by its duly authorized officer and by you as of the Date of Grant.

Nordson Corporation

By:
Printed Name:
Vice President

You must accept the award set forth in this Notice electronically in accordance with the procedures established by the Company and the Plan administrator no later than             , 201  or this Notice may be cancelled by the Company, in its sole discretion.

By accepting your Award in accordance with these procedures, you acknowledge that a copy of the Plan and the Plan Summary have been provided to you at Appendix C and Appendix D to this Notice and you consent to receiving these materials electronically. The terms and conditions of the Plan and this Notice constitute a legal contract that will bind both you and the Company as soon as you accept the award.

APPENDIX A:

Terms of Grant

Stock Option, Restricted Share and Performance Share Grants

Stock Option Grants

Each Stock Option granted pursuant to the Compensation Committee’s             , 201  Resolution (“Resolution”), shall have, in addition to any terms and conditions set forth in the Notice and the Plan, the following terms and conditions:

Term:

Each Stock Option shall expire on midnight of the tenth anniversary of the Date of Grant, or such earlier date as set forth on Appendix B to the Notice.

Exercise:

To the extent that the Stock Option becomes vested and exercisable, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of Shares for which the Stock Option is being exercised (which number must be a whole number and must be for at least 50 Shares), the intended manner of payment to cover the exercise price, taxes or any brokerage fees or commissions, and such other provisions as may be required by the Company or its designee. The vested Stock Option may be exercised prior to its expiration date, during the lifetime of the Grantee, only by the Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and court supervision. If the Grantee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Stock Option directly from the Grantee by will, bequest or inheritance but only to the extent that the Stock Option was vested and exercisable upon the Grantee’s death.

The exercise price and taxes due as a consequence of the exercise are payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of vested Shares (including by attestation) owned by the Grantee having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by a reduction in the number of Common Shares to be received upon exercise of the Stock Option (in which case shares may be reduced only to satisfy the minimum withholding tax required by federal, state and local authorities, unless otherwise determined by the Committee - a cashless broker-assisted exercise that complies with all applicable laws, or (iv) by a combination of the foregoing methods.

Delivery of Shares:

Subject to the terms and conditions contained herein, Shares shall be delivered to the Grantee as soon as administratively practicable following the date the Grantee (i) exercises the Stock Option in accordance with the procedures outlined above, (ii) makes full payment to the Company or its designee of the exercise price and (iii) makes arrangements satisfactorily to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes or brokerage fees/commissions related to the exercise of the Stock Option. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares until such Shares have been delivered to the Grantee.

Transferability:

Each Stock Option shall be transferable only upon the terms, and subject to the conditions, set forth in Attachment 1 hereto.

APPENDIX A:

Terms of Grant

Stock Option, Restricted Share and Performance Share Grants

Forfeiture:

(i) If the Grantee engages in any “Harmful Activity” (as defined in Attachment 2 hereto) prior to or within one year after the Grantee’s termination of employment with the Company, then any and all Shares which have been issued under Stock Options on or after the date one year prior to termination of employment shall be immediately forfeited to the Company and any profits realized upon the sale of any such Shares shall inure to and be payable to the Company upon demand; and

(ii) if the Grantee’s employment is terminated due to a criminal act, fraud or other such behavior inconsistent with Nordson’s Code of Ethics and Business Conduct, the Committee, at its sole discretion, may cancel any of Grantee’s vested but unexercised Stock Options.

Restricted Share Grants

Each Restricted Share granted pursuant to the Resolution shall have, in addition to any terms and conditions set forth in the Notice and the Plan, the following terms and conditions:

Transferability:

The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, by will or the laws of descent and distribution, or as may otherwise be permitted by the Plan, until the Restricted Shares have vested. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares. Any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.

Dividend, Voting and Other Rights:

Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon (which such cash dividends shall be paid to the Grantee at the same time they are paid to shareholders); provided, however, that any additional Shares of the Company or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by the Notice.

Custody of Shares:

Until the Restricted Shares have vested, the Restricted Shares shall be issued in book-entry form only and shall not be represented by a certificate. The restrictions applicable to the Restricted Shares shall be reflected on the stock transfer records maintained by or on behalf of the Company. The Grantee agrees that, in order to ensure compliance with the restrictions imposed on the Restricted Shares under the Notice, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any. Effective until the Restricted Shares have become vested, the Grantee hereby irrevocably constitutes and appoints each of the Chief Financial Officer, General Counsel and the Vice President of Human Resources of the Company as attorney-in-fact to transfer the Restricted Shares on the stock transfer records of the Company with full power of substitution.

Performance Share Grants

Performance Share Units granted pursuant to the Resolution, shall have, in addition to any terms and conditions set forth in any Notice and the Plan, the following terms and conditions:

Payment:

Payment of any Performance Shares that become earned will be made in the form of Shares no later than 90 days after the end of the Performance Period. Notwithstanding the foregoing, payment of any

APPENDIX A:

Terms of Grant

Stock Option, Restricted Share and Performance Share Grants

Performance Shares that become earned pursuant to Section 20 of the Plan (relating to a Change in Control and Potential Change in Control) shall be paid within 60 days after they become earned; provided that if the Performance Shares are considered a “deferral of compensation” within the meaning of Section 409A of the Code, then they shall be paid within 60 days following the earlier of (i) the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (ii) the end of the Performance Period.

Transferability:

The Performance Share Units subject to the Notice are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they become earned and settled; provided, however, that the Grantee’s rights with respect to such Performance Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Shares.

Dividend, Voting and Other Rights:

The Grantee shall have no rights of ownership in the Performance Share Units or in the Shares related thereto and shall have no right to dividends and no right to vote Performance Share Units or the Shares related thereto until the date on which the Shares underlying the Performance Share Units are delivered to the Grantee.

ATTACHMENT 1

to Appendix A

of the Notice:

TRANSFERABILITY OF NON-QUALIFIED STOCK OPTIONS

All Non-Qualified Stock Options shall be transferable and such options may be exercised by the transferee; provided, however, that (i) Non-Qualified Stock Options shall only be transferable to Family Members, trusts with third party trustees and for the sole benefit of Family Member beneficiaries, partnerships whose only partners are Family Members, and organizations exempt from income tax under §501(c)(3) of the Internal Revenue Code (provided, in this latter case, that all transferred Non-Qualified Stock Options must be vested); (ii) any such transfer must be without consideration (except when required by court order); (iii) once transferred, Non-Qualified Stock Options may not be further transferred by the transferee, except (a) by will or the laws of descent and distribution or (b) for a transfer by a trust or a partnership to a trust beneficiary or a partner, respectively; and (iv) the Company receives a copy of the document deemed necessary by the Committee establishing the validity of the transfer and requiring the transferee to accept and comply with the terms and conditions of the Non-Qualified Stock Option, the applicable Plan and any related Committee rules.

“Family Members” shall include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, nieces or nephews, including adoptive relationships.

In the event a Stock Option has been transferred, a Participant will be obligated to pay, on the date of exercise, all taxes associated with the exercise of the Stock Option. If the Participant fails to so pay all taxes associated with the exercise, such taxes will be paid by reducing the number of Common Shares to be received upon exercise.

ATTACHMENT 2

to Appendix A

of the Notice:

HARMFUL ACTIVITY

“Harmful Activity.” If a grantee engages in any “harmful activity” prior to or within one year after termination of employment with the Company, then (a) any Covered Option held by the grantee that has vested, (b) any Profits realized by the grantee or transferee of the grantee upon the exercise of any Covered Option and (c) any Profits realized upon the sale of any vested shares on or after one year prior to the date of termination of employment with the Company shall inure to the Company. The aforementioned restriction shall not apply in the event that employment with the Company is terminated under the provisions of any employment agreement between the Company and the grantee, which agreement becomes operative upon a change of control of the Company, or termination of employment under circumstances in which a grantee is entitled to severance benefits or salary continuation or similar benefits under a severance or separation pay plan.

If any vested shares of a Covered Option, or any Profits realized upon the exercise of any Covered Option inure to the benefit of the Company in accordance with the first sentence of the previous paragraph, a grantee shall provide all such forfeited shares and pay all such Profits to the Company within 30 days after first engaging in any Harmful Activity and all Awards that have not yet vested and all unexercised Covered Options shall immediately be forfeited and canceled. The determination by the Committee as to whether a Grantee engaged in “harmful activity” prior to or within one year after termination of employment with the Company shall be final and conclusive.

A “harmful activity” shall have occurred if a grantee shall engage in one or more of the following:

(a)	Use, publish, sell, trade or otherwise disclose Non-Public Information of the Company unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to the Company;

(b)	After written notice from the Company, fail to return to the Company any document, data, or thing in a grantee’s possession or to which a grantee has access that may involve Non-Public Information of the Company;

(c)	After notice from the Company, fail to assign to the Company all right, title, and interest in and to any confidential or non-confidential Intellectual Property which a grantee created, in whole or in part, during employment with the Company, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property;

(d)	After notice from the Company, fail to agree to do any acts and sign any document reasonably requested by the Company to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which a grantee created, in whole or in part, during employment with the Company, including, without limitation, the signing of patent applications and assignments thereof;

(e)	Upon a grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicit or entice for employment or hire any employee of the Company;

(f)

Upon a grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, call upon, solicit, or do business with (other than business which does not compete with any business conducted by the Company) any

ATTACHMENT 2

to Appendix A

of the Notice:

HARMFUL ACTIVITY

customer of the Company a grantee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while employed at the Company unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom a grantee should have reasonably known was a customer of the Company;

(g)	Upon a grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, engage in any business activity in competition with the Company in the same or a closely related activity that a grantee was engaged in for the Company during the one year period prior to the termination of employment; or

(h)	Engage in behavior that violates the non-competition provision of the Employee Agreement or any non-compete provision of any employment contract between the grantee and the Company.

For purposes of this Attachment:

“Covered Option” means any option for the purchase of Nordson Common Shares awarded by the Compensation Committee or Chief Executive Officer pursuant to the authority granted under the 2012 Stock Incentive and Award Plan or, in the case of the Chief Executive Officer, under delegation from the Compensation Committee.

“Intellectual Property” means any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing.

“Non-Public Information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., grantees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as the Company, and that of its customers or suppliers, and that are not generally known by the public.

“Profit” means, with respect to any Covered Option, the spread between the Fair Market Value of a share of Nordson Common Stock on the date of exercise and the exercise price, as the case may be, multiplied by the number of shares exercised under the Covered Option.

APPENDIX B:

To the Notice

Impact of a Termination of Employment on Stock Option Grants –

Vesting and Expiration of the Option

The following table reflects the impact a termination of employment under various scenarios has on the vesting and expiration of stock option grants under various termination of employment scenarios:

Reason For Termination	Vesting	Option Expiration Date

Death and Disability (defined as a physical or mental impairment, due to accident or illness that renders a Grantee incapable of performing the duties of his normal occupation, as determined by the Committee. The Committee may, in its discretion, require that the existence of the Disability be verified by a physician approved by the Committee.)	Full vesting of all unvested Stock Option grants (e.g., accelerated vesting)	Midnight of the tenth anniversary of the Date of Grant

Retirement @ Age 65 Under Terms of Retirement Plan	Grants made less than 12 months prior to termination date are forfeited; Vesting continues for all other unvested Stock Option grants.	Midnight of the tenth anniversary of the Date of Grant

Early Retirement (retirement no earlier than age 55 but before age 65, with no less than 5 years of service as defined under the Retirement Plan)	Grants made less than 12 months prior to termination date are forfeited; Vesting continues for all other unvested Stock Option grants.	Earlier of (i) the fifth anniversary of the date of termination or (ii) midnight of the tenth anniversary of the Date of Grant.

Involuntary (other than a violation of the Company’s Code of Business and Ethical Conduct) and voluntary resignation	All unvested options are forfeited as of the termination date.	Earlier of (i) 90 days after the date of termination of employment and (ii) midnight of the tenth anniversary of the Date of Grant.

Termination due to a violation of the Company’s Code of Business and Ethical Conduct	All vested and unvested options are forfeited on date of termination.	Date of termination.

APPENDIX B:

To the Notice

Impact of a Termination of Employment on Restricted Stock Grants

Restricted Shares that remain unvested on the date of termination of employment shall be forfeited without further action except as otherwise provided in the table below. In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares shall be cancelled and all Restricted Shares shall be returned to the Company.

Reason For Termination	Vesting

Death and Disability (defined as a physical or mental impairment, due to accident or illness that renders a Grantee incapable of performing the duties of his normal occupation, as determined by the Committee. The Committee may, in its discretion, require that the existence of the Disability be verified by a physician approved by the Committee.)	The restriction period will terminate and all Restricted Shares will become vested and transferable. (e.g., full vesting w/all restrictions lapsing)

Retirement @ Age 65 Under Terms of Retirement Plan

Grants made less than 12 months prior to termination date are forfeited;

For all other unvested Restricted Shares at the time of retirement, the restriction period will terminate and all Restricted Shares will become vested and transferable.

Early Retirement (retirement no earlier than age 55 but before age 65, with no less than 5 years of service as defined under the Retirement Plan)

Grants made less than 12 months prior to termination date are forfeited;

For all other unvested Restricted Shares at the time of retirement, the restriction period will terminate with respect to that number of shares of Restricted Shares (rounded to the nearest whole number) equal to the product of (i) the total number of shares of Restricted Shares multiplied by (ii) a fraction the numerator of which is the number of full months that have elapsed since the date of grant and the denominator of which is the number of full months of the full restriction period, and that number of shares of Restricted Shares will become vested and transferable.

The Committee may, in its discretion, waive the forfeiture of any or all such remaining shares.

Involuntary (other than a violation of the Company’s Code of Business and Ethical Conduct)	All unvested shares of Restricted Shares will be forfeited; except that the Committee may, in its discretion, waive the automatic forfeiture of, and the restrictions on, any or all such shares.

APPENDIX B:

To the Notice

Vesting of Performance Shares in the Event of Termination of Employment

The Performance Shares that have not yet vested shall be forfeited automatically without further action or notice at the time a Grantee ceases to be employed by the Company and its Subsidiaries prior to the end of the Performance Period, except as otherwise provided in the table below.

Reason For Termination	Vesting

Death and Disability (defined as a physical or mental impairment, due to accident or illness that renders a Grantee incapable of performing the duties of his normal occupation, as determined by the Committee. The Committee may, in its discretion, require that the existence of the Disability be verified by a physician approved by the Committee.)	Grantee shall earn a pro-rated number of Performance Shares (rounded to the nearest whole number) equal to (i) the number of Performance Shares to which the Grantee would have been entitled based on the performance of the Company during the full Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Grantee was employed during the Performance Period and the denominator of which is the number of days in the Performance Period.

Retirement @ Age 65 Under Terms of Retirement Plan	Grantee shall earn a pro-rated number of Performance Shares (rounded to the nearest whole number) equal to (i) the number of Performance Shares to which the Grantee would have been entitled based on the performance of the Company during the full Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Grantee was employed during the Performance Period and the denominator of which is the number of days in the Performance Period.

Early Retirement (retirement no earlier than age 55 but before age 65, with no less than 5 years of service as defined under the Retirement Plan)	Grantee shall earn a pro-rated number of Performance Shares (rounded to the nearest whole number) equal to (i) the number of Performance Shares to which the Grantee would have been entitled based on the performance of the Company during the full Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Grantee was employed during the Performance Period and the denominator of which is the number of days in the Performance Period.

Achievement of performance thresholds will be verified by the Compensation Committee and payouts, if any, will be remitted at the conclusion of a performance period.